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                                                                    EXHIBIT 99.1

                        MEADOWBROOK INSURANCE GROUP, INC.
                                   (NYSE: MIG)

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   CONTACTS:   JENNIFER BARBER                        CAROL SEGAL ZIECIK
               DIRECTOR OF FINANCIAL ANALYSIS         VICE PRESIDENT
               (248) 204-8159                         CORPORATE COMMUNICATIONS
                                                      (248) 204-8162

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              MEADOWBROOK INSURANCE GROUP, INC. NAMES LASALLE BANK
                     NATIONAL ASSOCIATION AS TRANSFER AGENT

    LASALLE TO PROVIDE ALL MEADOWBROOK SHAREHOLDER SERVICES, INCLUDING DIRECT
                        INVESTMENT PLAN ADMINISTRATION.

                              SOUTHFIELD, MICHIGAN
                                 OCTOBER 1, 2003

Meadowbrook Insurance Group, Inc. (NYSE/MIG) announced today that the Company has retained LaSalle Bank National Association as transfer agent, effective October 1, 2003. In this capacity, LaSalle will provide all shareholder services including stock transfers, dividend distribution, distribution of annual meeting information, proxy vote tabulation, and administration of the Company's Shareholder Investment Plan.

"We are pleased to have LaSalle act as transfer agent for Meadowbrook," stated Robert S. Cubbin, President and Chief Executive Officer of Meadowbrook Insurance Group.

Meadowbrook's shareholder investment plan provides investors with the capability to purchase additional shares of the Company's common stock without transaction fees. LaSalle will provide an investment plan package, including a prospectus, to anyone interested.

"Meadowbrook's Shareholder Investment Plan offers an excellent way for individuals to invest in Meadowbrook Insurance Group without the customary brokerage fees and commissions," Mr. Cubbin elaborated.

Current Meadowbrook shareholders and other interested parties may obtain information by contacting LaSalle at (800) 246-5761, option 2, or by writing:

                        LaSalle Bank National Association
                        Shareholder Services Division
                        135 South LaSalle Street, Suite 1811
                        Chicago, IL 60603

ABOUT MEADOWBROOK INSURANCE GROUP
A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and insureds of all sizes. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.